As filed with the Securities and Exchange Commission on March 10, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

I.D. SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3270799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One University Plaza
Hackensack, New Jersey 07601
(201) 996-9000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
Jeffrey M. Jagid
Chief Executive Officer
I.D. Systems, Inc.
One University Plaza
Hackensack, New Jersey 07601
(201) 996-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Steven M. Skolnick, Esq.	Michael D. Maline, Esq.	David A. Gibbons, Esq.
Lowenstein Sandler PC	Lowenstein Sandler PC	King & Spalding LLP
65 Livingston Avenue	1251 Avenue of the Americas	1700 Pennsylvania Avenue, N.W.
Roseland, New Jersey 07068	18th Floor	Washington, D.C. 20006-4706
(973) 597-2500	New York, New York 10020	(202) 737-0500
(212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-131489

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount of Shares	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered(1)(2)	Per Share(3)	Offering Price	Fee(4)

common stock,
par value $0.01 per share	287,500	$21.75	$6,253,125	$670

(1)	Includes 37,500 shares of common stock that may be purchased by the underwriters upon exercise of the underwriters’ over- allotment option. All of the shares of common stock offered hereby are being sold for the account of the registrant.

(2)	Does not include 2,875,000 shares previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333- 131489) declared effective on March 9, 2006, for which the registration fee has previously been paid.

(3)	Based on the public offering price.

(4)	The registrant certifies to the Securities and Exchange Commission (the “Commission”) that is has instructed its bank to pay the Commission the filing fee of $670 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on March 10, 2006); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 relates to the public offering of common stock of I.D. Systems, Inc contemplated by the Registration Statement on Form S-3 (File No. 333-131489), as amended, declared effective on March 9, 2006 by the Securities and Exchange Commission (the “Prior Registration Statement”), and is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering 287,500 additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including the prospectus contained therein and all exhibits thereto, are incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on March 9, 2006.

I.D. SYSTEMS, INC.

By:	/s/ Jeffrey M. Jagid
Jeffrey M. Jagid
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 9, 2006.

Signature	Title

/s/ Jeffrey M. Jagid	Chief Executive Officer and Director
(Principal Executive Officer)
Jeffrey M. Jagid

*	President, Chief Operating Officer and Director

Kenneth S. Ehrman

*	Chief Financial Officer
(Principal Financial and Accounting Officer)
Ned Mavrommatis

*	Director

Beatrice Yormark

*	Director

Lawrence Burstein

*	Director

Michael Monaco

*By: /s/ Jeffrey M. Jagid	Director

Jeffrey M. Jagid
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

5.1		Opinion of Lowenstein Sandler PC
23.1		Consent of Eisner LLP, Independent Registered Public Accounting Firm
23.2		Consent of Lowenstein Sandler PC (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on signature page)

* Previously filed with registrant’s registration statement on Form S-3 (File No. 333-131489).